                                                                    Exhibit 32.2
                                  CERTIFICATION

I, John A. Feenan, certify that this quarterly report on Form 10-Q of H.B. Fuller Company

          (a) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)), and

          (b) that information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of H.B. Fuller Company.

A signed original of this written statement has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.

Date: October 10, 2003


/s/ John A. Feenan
-------------------------------------------------
John A. Feenan
Senior Vice President and Chief Financial Officer